                                  HUMANA INC.                         EXHIBIT 21
                                SUBSIDIARY LIST

ALABAMA
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1.   Humana Health Plan of Alabama, Inc.

CALIFORNIA
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1.   Centerstone Insurance and Financial Services
2.   HMO California

DELAWARE
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1.   EMPHESYS Financial Group, Inc.
2.   Health Value Management, Inc.
3.   HUMNOV, Inc.
4.   Humana Compensation Management Source, Inc.
5.   Humana HealthChicago, Inc.  - Doing Business As:
     a.  HC Services
     b.  Goldcare 65
6.   Humana Inc.  - Doing Business As:
     a.  H.A.C. Inc.
7.   Humana Military Healthcare Services, Inc.  - Doing Business As:
     a.  Humana Military Health Services, Inc.
8.   Humrealty, Inc.

FLORIDA
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1.   Delray Beach Health Management Associates, Inc.
2.   Health Inclusive Plan of Florida, Inc.
3.   Humana Health Care Plans - Davie, Inc.
4.   Humana Health Care Plans - Palm Springs, Inc.
5.   Humana Health Care Plans - Rolling Hills, Inc.
6.   Humana Health Care Plans - South Pembroke Pines, Inc.
7.   Humana Health Care Plans - West Palm Beach, Inc.
8.   Humana Internal Medicine Associates, Inc. -  Doing Business As:
     a.  Humana Health Care Plans-Hialeah
     b.  Humana Health Care Plans-South Miami
     c.  Humana Health Care Plans-Miami
     d.  Humana Health Care Plans-Miami Beach
     e.  Humana Health Care Plans-Royal Oaks
     f.  Humana Health Care Plans-Miami Springs
     g.  Humana Health Care Plans-Midway
9. Humana Internal Medicine Associates of the Palm Beaches, Inc. - Doing Business As:
     a.  Humana Health Care Plans-Lake Worth
     b.  Humana Health Care Plans-Flagler
     c.  Humana Health Care Plans-Riverbridge
     d.  Humana Health Care Plans-Palm Beach

(FL - Cont. Next Page)
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FLORIDA Cont.
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10.  Humana Health Insurance Company of Florida, Inc.
11.  Humana Medical Plan, Inc. - Doing Business As:
     a.  Advanced Orthopaedics
     b.  Apopka Health Care
     c.  Atlantic Family Practice
     d.  Casselberry Health Care
     e.  Coastal Pediatrics
     f.  Community Medical Associates
     g.  Daytona Gastroenterology
     h.  Deland Family Health Care
     i.  Edgewood Health Care
     j.  Flagler Family Practice
     k.  Internal Medicine of Daytona Beach
     l.  Ormond Primary Care
     m.  Palm Coast Family Health Care
     n.  Personal Care Physicians of Apopka
     o.  Personal Care Physicians of Casselberry
     p.  Personal Care Physicians of Orlando
     q.  Personal Care Physicians of St. Mary
     r.  Professional Dermatology
     s.  Rosemont Health Care
     t.  Sugar Mill Medical Associates
     u.  Suncoast Medical Associates
     v.  Urological Associates-Ormond Beach
12.  Lakeside Medical Center Management, Inc. - Doing Business As:
     a.  University Medical Center

GEORGIA
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1.   Humana Employers Health Plan of Georgia, Inc.
2.   Humana Health Plan of Georgia, Inc.

ILLINOIS
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1.   Health Direct, Inc. - Doing Business As:
     a.  Behavioral Health Direct
2.   Health Direct Insurance, Inc.
3.   Humana HealthChicago Insurance Company
4.   The Dental Concern, Ltd. - Doing Business As:
     a.  TDC

KENTUCKY
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1.   HMPK, INC.
2.   HPLAN, INC.
3.   Humana Broadway Corp.
4.   Humana Health Plan, Inc. - Doing Business As:
     a.  Bluegrass Family Practice
     b.  Central Kentucky Family Practice
     c.  Franklin Medical Center
     d.  Humana MedFirst
     e.  Humana Health Care Plans of Indiana
     f.  Madison Family and Industrial Medicine

(KY - Cont. Next Page)
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KENTUCKY Cont.
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5.   Humco, Inc. - Doing Business As:
     a.  Eagle Creek Medical Plaza
     b.  Humana Hospital - Lexington
6.   The Dental Concern, Inc.
7.   The Dental Concern Insurance Company

LOUISIANA
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1.   Humana Health Plan of Louisiana, Inc.

MISSOURI
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1.   Humana Kansas City, Inc.  - Doing Business As:
     a. Humana Prime Health Plan
2.   Humana Insurance Company  - Doing Business As:
     a.  Dental Care Affiliates
     b.  Managed Prescription Services
     c.  Managed Prescription Services
     d.  Managed Prescription Services, Inc.
3.   Humana/Med-Pay, Inc.

NEVADA
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1.   Humana Health Insurance of Nevada, Inc.

OHIO
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1.   Humana Health Plan of Ohio, Inc.

TEXAS
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1.   Humana HMO Texas, Inc.
2.   Humana Health Plan of Texas, Inc. - Doing Business As:
     a.  Humana Health Plan of Corpus Christi
     b.  Humana Health Plan of Dallas
     c.  Humana Health Plan of Houston
     d.  Humana Health Plan of San Antonio
     e.  Humana Regional Service Center
     f.  Leon Valley Health Center
     g.  MedCentre Plaza Health Center
     h.  Nacogdoches Family Medical Center
     i.  Perrin Oaks Health Center
     j.  Val Verde Health Center
     k.  West Lakes Health Center
     l.  Wurzbach Family Medical Center

UTAH
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1.   Humana Health Plan of Utah, Inc.

VERMONT
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1.   Managed Care Indemnity, Inc.  - Doing Business As:
     a.  Witherspoon Parking Garage
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VIRGINIA
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1.   Humana Group Health Plan, Inc.

WASHINGTON
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1.   Humana Health Plan of Washington, Inc.

WISCONSIN
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1.   CareNetwork, Inc. - Doing Business As:
     a.  CARENETWORK
2.   EMPHESYS Wisconsin Insurance Company
3.   Employers Health Insurance Company
4.   Humana Wisconsin Health Organization Insurance Corporation - Doing Business
     As:
     a.  WHOIC
     b.  WHO
5.   Independent Care, Inc.
6.   Network EPO, Inc.
7.   The Barrington Group, LTD
8.   Wisconsin Employers Group, Inc.